BOOMERANG SYSTEMS, INC.  ANNOUNCES $11.6 MILLION FINANCING THROUGH PRIVATE OFFERING

Morristown, NJ — December 15, 2011 — Boomerang Systems, Inc. (OTCQB: BMER),  a leading designer and manufacturer of automated robotic parking and self storage systems, today announced that it has closed an $11.6 million financing, which is expected to help accelerate the Company’s growth trajectory.

"We are very pleased to complete this offering with the investment and support of a diverse group of private investors, many of whom Boomerang expects to be strategically helpful in developing relationships around the world,” said Mark Patterson, CEO of Boomerang Systems.  "We believe this capital will allow us to accelerate our sales and implementation plans for our RoboticValetTM parking system which we believe creates tremendous efficiency and security benefits to the owner of a parking garage as well as an enhanced user experience."

The Company conducted the offering pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.  The final closing occurred on December 9, 2011.  The offering of securities included approximately $6.6 million of indebtedness, which was converted into the offering securities, and additional cash of approximately $5 million received from new investors.

In the offering, the Company sold 6% convertible promissory notes due in 2016 in the aggregate principal amount of $11,624,522 and warrants to purchase an aggregate of 2,735,192 shares of common stock.

Gilford Securities Incorporated acted as the exclusive placement agent for the offering.

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Corporate Offices 355 Madison Avenue, Morristown, NJ 07960 Tel 973.387.8504 Fax 973.387.8505
Factory 324 W 2500 N, Logan, UT 84341-1734 Tel 435.787.2677 Fax 435.752.1948
Website www.boomerangsystems.com

About Boomerang Systems, Inc.

Headquartered in Morristown, NJ, with research, design, testing and production facilities in Logan, UT, Boomerang Systems, Inc. (www.boomerangsystems.com) is in the business of selling, designing, engineering, manufacturing, installing and supporting its own line of fully automated parking systems and fully automated self-storage systems.

The Company is the developer and sole provider of the Boomerang RoboticValetTM automated parking system which differs from legacy automated parking systems in that it transports vehicles on a flat solid concrete slab without the use of a rail or track.

Prior to starting Boomerang in 2006, the Company’s founding principals started S&S Worldwide, which they grew to become the largest manufacturer of thrill rides in the USA with installations in 31 countries worldwide.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Boomerang Systems, Inc.’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Boomerang’s expectations.  These risk factors include, but are not limited to, the risks and uncertainties identified by Boomerang Systems, Inc. under the headings “Risk Factors” in its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors are elaborated upon and other factors may be disclosed from time to time in Boomerang Systems, Inc.’s filings with the Securities and Exchange Commission. Boomerang expressly does not undertake any duty to update forward-looking statements.

For more information contact:
Ryan Campbell/Investor Relations
973-387-8514
ryanc@boomerangsystems.com

Corporate Offices 355 Madison Avenue, Morristown, NJ 07960 Tel 973.387.8504 Fax 973.387.8505
Factory 324 W 2500 N, Logan, UT 84341-1734 Tel 435.787.2677 Fax 435.752.1948
Website www.boomerangsystems.com